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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: November 20, 2001
                        (Date of earliest event reported)


                                    TIVO INC.
             (exact name of registrant as specified in its charter)



              Delaware                         Commission File:
    (State or other jurisdiction                  000-27141                           77-0463167
                                               ----------------          ------------------------------------
        of incorporation or                                              (I.R.S. Employer Identification No.)
           organization)


                                2160 Gold Street
                                  P.O. Box 2160

                            Alviso, California 95002
          (Address of Principal executive offices, including zip code)

                                 (408) 519-9100
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

Third Quarter Results

On November 20, 2001, we reported financial results for the third quarter ended October 31, 2001. During the third quarter, we activated 51,000 new subscribers to the TiVo Service, bringing the total subscriber base to approximately 280,000 as of October 31, 2001.

     Revenue for the quarter increased 29% to $5.3 million, compared with $4.1 million for the three-month period ending July 31, 2001 and $1.1 million for the third quarter of last year. Adjusted EBITDA for the quarter was a loss of $12.2 million, compared with a loss of $24.0 million in the second quarter, and a loss of $66.1 million for the third quarter of last year. Net loss for the quarter was $34.5 million, or $(0.81) per share, which was flat compared with the second quarter and a dramatic improvement from a net loss of $72.7 million, or $(1.89) per share, for the third quarter of last year.

Our total subscriber base increased by 28% in the quarter and increased 65% compared to the third quarter of last year. We delivered our first full quarter of positive service margin, defined as total revenue minus cost of revenue.

TiVo Signs Commercial Agreements with Sony and AT&T Broadband

On October 18, we announced a worldwide licensing agreement with Sony Corporation Japan. On November 7, we announced an agreement with AT&T Broadband to introduce the TiVo Digital Video Recorder and service to AT&T Broadband customers in selected markets in New England, Colorado and California.

Executive Appointments and Promotions

We are implementing a new business model intended to lower acquisition costs and be less capital intensive. In order to align operations to focus on growth in licensing and subscriber revenue, on November 20, 2001, our Chairman and Chief Executive Officer, Mike Ramsay, announced a number of executive promotions of certain members of our senior executive staff.

     Morgan Guenther was named President of TiVo, reporting to Mr. Ramsay. Mr. Guenther, formerly Senior Vice President of Business and Revenue Development of TiVo, joined TiVo in June 1999 as Vice President, Business Development.

     David Courtney was promoted to Executive Vice President, Worldwide Operations and Administration and Chief Financial Officer, reporting to Mr. Ramsay. Mr. Courtney, formerly Senior Vice President of Finance and Administration and Chief Financial Officer, joined the company in March 1999 as Chief Financial Officer.

     Ta-Wei Chien was named Senior Vice President and General Manager, TiVo Technologies, reporting to Mr. Guenther. Mr. Chien will head our licensing organization, which will include engineering, professional services, business development and sales. Mr. Chien, most recently Senior Vice President of Engineering and Operations, joined TiVo in February 1998 as Vice President of Engineering and Operations.

     Brodie Keast was named Senior Vice President and General Manager, TiVo Service, reporting to Mr. Guenther. Mr. Keast will head our service and media business, which includes sales, marketing, corporate communications, and third party application development. Mr. Keast, most recently Senior Vice President of Sales and Marketing, joined TiVo in December 1999 as Vice President of Sales and Marketing.

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                                    TIVO INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                        Three Months Ended                   Nine Months Ended
                                              -----------------------------------   -----------------------------------
                                              October 31, 2001   October 31, 2000   October 31, 2001   October 31, 2000
                                              ----------------   ----------------   ----------------   ----------------
Revenue:
  Revenue                                     $          5,242   $          1,102   $         12,544   $          2,470
  Revenue - related parties                                100                  -                100                  -
                                              ----------------   ----------------   ----------------   ----------------
Total Revenue                                            5,342              1,102             12,644              2,470

Costs and expenses:
  Cost of revenue                                        5,146              4,149             15,058             13,438
  Cost of revenue - related parties                         61                  -                 61                  -
  Research and development                               7,431              7,572             21,044             19,204
  Sales and marketing                                    7,084             34,638             25,860             59,539
  Sales and marketing - related parties                 11,239             24,283             50,873             36,918
  General and administrative                             5,214              3,876             14,009             10,574
  Stock based compensation                                 346                624                974              2,406
                                              ----------------   ----------------   ----------------   ----------------
    Total operating expenses                            36,521             75,142            127,879            142,079
                                              ----------------   ----------------   ----------------   ----------------
    Loss from operations                               (31,179)           (74,040)          (115,235)          (139,609)
                                              ----------------   ----------------   ----------------   ----------------
Other income and (expenses), net                        (1,659)             2,010               (316)             5,151
                                              ----------------   ----------------   ----------------   ----------------
    Loss before taxes                                  (32,838)           (72,030)          (115,551)          (134,458)
                                              ----------------   ----------------   ----------------   ----------------
  Provision for Income Taxes                            (1,000)                 -             (1,000)                 -
                                              ----------------   ----------------   ----------------   ----------------
    Net loss                                           (33,838)           (72,030)          (116,551)          (134,458)
                                              ----------------   ----------------   ----------------   ----------------
Series A preferred stock dividend                         (658)              (665)            (2,590)              (665)
                                              ----------------   ----------------   ----------------   ----------------
    Net loss attributable to common stock     $        (34,496)  $        (72,695)  $       (119,141)  $       (135,123)
                                              ================   ================   ================   ================
Net loss per share - basic and diluted        $          (0.81)  $          (1.89)  $          (2.82)  $          (3.69)
                                              ================   ================   ================   ================
Shares used in per share computation                    42,668             38,461             42,183             36,596
                                              ================   ================   ================   ================

Other Data
----------
Net Activations                                         51,000             31,000            126,000             61,000
Cumulative Subscribers                                 280,000             84,000            280,000             84,000
Adjusted EBITDA*(`000s)                       $        (12,209)  $        (66,092)  $        (76,607)  $       (121,064)

   * Adjusted EBITDA is the EBITDA plus the change in deferred revenue over the reporting period.

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                                    TIVO INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                             October 31, 2001     January 31, 2001
                                                             ----------------     ----------------
ASSETS
Cash, cash equivalents and short-term investments            $         63,832     $        124,474
Restricted cash                                                        51,509               50,104
Accounts receivable, net                                                  596                1,834
Accounts receivable - related parties                                   6,938                4,816
Prepaid expenses and other                                              9,311                6,693
Prepaid expenses and other - related parties                           18,225                1,698
Property and equipment, net                                            20,092               21,924
                                                             ----------------     ----------------
Total assets                                                 $        170,503     $        211,543
                                                             ================     ================
LIABILITIES, REDEEMABLE CONVERTIBLE
PREFERRED STOCK & STOCKHOLDERS'
EQUITY
Accounts payable and accrued liabilities                     $         32,299     $         45,155
Accrued liabilities - related parties                                  30,817               49,839
Deferred revenue                                                       28,889               18,323
Deferred revenue - related parties                                     10,750                    -
Capital lease obligations                                                 742                1,334
Convertible notes payable, long term                                   30,166                    -
Convertible notes payable - related parties, long term                 12,313                    -
Redeemable convertible preferred stock                                 46,555               46,555
Total stockholders' equity (deficit)                                  (22,028)              50,337
                                                             ----------------     ----------------
Liabilities, redeemable convertible
preferred stock & stockholders' equity                       $        170,503     $        211,543
                                                             ================     ================

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TiVo is a registered trademark of TiVo Inc. in the United States and other jurisdictions. All other company or product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including forward-looking statements related to the impact of our new business model and our future financial performance. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the "Factors That May Affect Future Operating Results" and other risks detailed in our Annual Report on Form 10-K for the period ended December 31, 2000, our Transition Report on Form 10-K for the period ended January 31, 2001, our Quarterly Report on Form 10-Q for the period ended April 30, 2001 and our Quarterly Report on Form 10-Q for the period ended July 31, 2001, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date of this Current Report.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                     TIVO INC.



Date: November 26,  2001             By:      /s/ David H. Courtney
     --------------------               ------------------------------------
                                        David H. Courtney
                                        Chief Financial Officer and
                                        Executive Vice President, Worldwide
                                        Operations and Administration
                                        (Principal Financial and Accounting
                                        Officer)